Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106574) of Pamrapo Bancorp, Inc. of our report dated March 31, 2010, relating to the consolidated financial statements, which is included in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

ParenteBeard LLC

Clark, New Jersey

March 31, 2010